    As filed with the Securities and Exchange Commission on April 30, 1999
                          Registration No. 333-
================================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ______________

                                   FORM 8-A

                          FOR REGISTRATION OF CERTAIN
                        CLASSES OF SECURITIES PURSUANT
                         TO SECTION 12(b) OR 12(g) OF
                      THE SECURITIES EXCHANGE ACT OF 1934
                     ____________________________________

                                COMPS.COM, INC.
            (Exact Name of Registrant as Specified in its Charter)

          Delaware                                   33-0645337
          --------                                   ----------
   (State of Incorporation                (IRS Employer Identification No.)
       or Organization)


                      9888 CARROLL CENTRE ROAD, SUITE 100
                       San Diego, California 92126-4581
              (Address of Principal Executive Offices) (Zip Code)

If this form relates to the registration    If this form relates to the
of a class of securities pursuant to        registration of a class of
Section 12(b) of the Exchange Act and is    securities pursuant to Section
effective pursuant to General               12(g) of the Exchange Act and is
Instruction A.(c), please check the         effective pursuant to General
following box. [_]                          Instruction A.(d), please check
                                            the following box. [X]

Securities Act Registration Statement File Number to which this form
relates:    333-72901
         ---------------
         (if applicable)

Securities to be registered pursuant to Section 12(b) of the Act:

          Title of Each Class      Name of Each Exchange on Which
          to be so Registered      Each Class is to be Registered
          -------------------      ------------------------------
            Not Applicable                 Not Applicable

Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $0.01 per share
--------------------------------------------------------------------------------
                               (Title of class)

                INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     See "Description of Securities" in COMPS.COM, INC.'s (the "Company") Registration Statement on Form S-1 (Registration No. 333-72901) filed with the Securities and Exchange Commission (the "Commission") on February 25, 1999 as amended on April 5, 1999 and April 14, 1999 and by any other amendments to such Registration Statement on Form S-1 made prior to the effective date (collectively, the "Registration Statement"), each of which is incorporated herein by reference. The form of Prospectus filed by the Company pursuant to Rule 424(b) promulgated under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference into the Registration Statement.

ITEM 2.  EXHIBITS.

     The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been or will be filed with the Commission:

     1. Form of Second Restated Certificate of Incorporation of the Company to become effective simultaneously with the completion of the Company's offering of shares of its Common Stock, filed as Exhibit 3.2 to the Registration Statement.

     2. Form of Restated Bylaws of the Company to become effective simultaneously with the completion of the Company's offering of shares of its Common Stock, filed as Exhibit 3.4 to the Registration Statement.

     3. Form of Certificate for Common Stock, filed as Exhibit 4.1 to the Registration Statement.

     4. Amended and Restated Investor Rights Agreement, filed as Exhibit 10.1 to the Registration Statement.

                                   SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement on Form 8-A to be signed on its behalf by the undersigned, thereto duly authorized.

                                       COMPS.COM, INC.

Date: April 30, 1999                   By: /s/ Christopher A. Crane
                                          -------------------------------------
                                          Christopher A. Crane
                                          President and Chief Executive Officer

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                                   EXHIBITS

                                      TO

                                   FORM 8-A

                                     UNDER

                        SECURITIES EXCHANGE ACT OF 1934

                                COMPS.COM, INC.

                                 EXHIBIT INDEX
                                 -------------

The following exhibits to this Registration Statement on Form 8-A are incorporated by reference to the documents specified which have been or will be filed with the Commission:

Exhibit
Number      Exhibit
------      -------

1. Form of Second Restated Certificate of Incorporation of the Company to become effective simultaneously with the completion of the Company's offering of shares of its Common Stock, filed as Exhibit
            3.2 to the Registration Statement.

2. Form of Restated Bylaws of the Company to become effective simultaneously with the completion of the Company's offering of shares of its Common Stock, filed as Exhibit 3.4 to the Registration Statement.

3. Form of Certificate for Common Stock, filed as Exhibit 4.1 to the Registration Statement.

4.          Amended and Restated Investor Rights Agreement, filed as Exhibit
            10.1 to the Registration Statement.